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                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


        THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment"), dated as of June 18, 1997, is entered into between FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), with a place of business at 311 South Wacker Drive, Suite 4400, Chicago, Illinois 60606-6618, and SOUTH TEXAS DRILLING & EXPLORATION, INC., a Texas corporation ("Borrower"), with its chief executive office located at 9310 Broadway, Building I, San Antonio, Texas 78217.

                                    RECITAL

        A. Borrower and FINOVA have previously entered into that certain Loan and Security Agreement and related Schedule to Loan and Security Agreement, each dated as of May 8, 1996 (collectively, the "Loan Agreement"), pursuant to which FINOVA has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

        B. Borrower has requested FINOVA to provide additional financing to fund the acquisition of certain assets to be acquired from San Patricio Corporation, a Texas corporation ("San Patricio"), to fund the acquisition of a mud pump, to extend the term of the credit facilities, to modify certain covenants and to adjust the interest rates applicable to the credit facilities.

        C. FINOVA is willing to further amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of FINOVA's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. FINOVA's address for all purposes of the Loan Agreement is changed to: 311 South Wacker Drive, Suite 4400, Chicago, Illinois 60606-6618.

        2. The term "Term Loan" is hereby amended to be read as a collective term to include both Term Loan A and Term Loan B as defined in the Schedule as amended by this Amendment, and "Term Loan" shall be read to include both Term Loan A and Term Loan B unless the context otherwise requires a more limited reading to mean, individually, either Term Loan A or Term Loan B.
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        3.       The second to the last sentence of Section 1.1 of the Loan
Agreement is hereby amended to read as follows:

                 "The maximum aggregate amount of Loans available to Borrower from time to time hereunder shall be reduced dollar for dollar, for the period from the Closing Date through June 17, 1997, from the Initial Total Facility Amount upon amortization of the original principal amount of Term Loan A; and for the period after June 18, 1997, from the Subsequent Total Facility Amount upon amortization of both the remaining outstanding principal amount of Term Loan A as of June 18, 1997, and the original principal amount of Term Loan B."

        4. Section 4.1 of the Loan Agreement is hereby amended to read as follows:

                 "4.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, Borrower hereby grants to FINOVA a security interest in all of Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, and General Intangibles, including, without limitation, all of Borrower's deposit accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances), investment property, proceeds of letters of credit, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which FINOVA may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral")."

        5. The following definitions are added to Section 18.1 of the Loan Agreement:

                 "'San Patricio' means San Patricio Corporation, a Texas corporation."

                 "'San Patricio Assets' has the meaning set forth in the Schedule."

        6. The definition of Initial Total Facility Amount as set forth in the Schedule is amended to read as follows:

                 "INITIAL TOTAL FACILITY AMOUNT (SECTION 1.1), for the period from the Closing Date through June 17, 1997:

                          $1,750,000"

        7. The following definition of Subsequent Total Facility Amount is added to the Schedule following the definition of Initial Total Facility
Amount:


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                 "SUBSEQUENT TOTAL FACILITY AMOUNT (SECTION 1.1), for the
                 period following June 17, 1997: The outstanding principal balance of Term Loan A as of June 18, 1997 plus $1,550,000."

        8. The definition of Term Loan as set forth in the Schedule is amended to read as follows:

                 "B.      TERM LOAN (collectively, Term Loan A and Term Loan B,
                 or either Term Loan A or Term Loan B, in each case as the context requires):

                          (1) TERM LOAN A: A term loan in the original principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the "Term Loan A"), which shall be evidenced by and payable in accordance with the terms of the Term Loan A Amended and Restated Secured Promissory Note.

                          (2) TERM LOAN B: A term loan in the original principal amount of One Million Fifty Thousand Dollars ($1,050,000) (the "Term Loan B"), which shall be evidenced and payable in accordance with the terms of the Term Loan B Secured Promissory Note, the principal amount thereof advanced by FINOVA to fund Borrower's purchase of: (i) certain assets of San Patricio at a cost to Borrower of $1,500,000, $800,000 of the purchase price funded by Term Loan B, $100,000 from the Borrower's cash-on-hand, $300,000 in assigned value of the common stock of the Borrower issued to San Patricio, and the balance of $300,000 funded through Subordinated Debt obtained by the Borrower from San Patricio, and (ii) a mud pump at a cost to Borrower of $284,212.50, $250,000 of which shall be funded by Term Loan B."

        9. The first sentence of the paragraph entitled "Interest" under the INTEREST AND FEES Section of the Schedule is hereby amended to read as follows:

                 "Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's Receivable Loans account at a per annum rate of two and three-quarters (2.75) percentage points in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate") for the period from the Closing Date through June 17, 1997, and thereafter at a per annum rate of two and one-quarter (2.25) percentage points in excess of the Base Rate."





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        10.      The item "Permitted Incumbrances" under the BORROWER
INFORMATION Section of the Schedule is hereby amended to read as follows:

                 "Permitted Encumbrances (Section 18.1):

                          (1)     See Exhibit 18.1 attached hereto and
                 incorporated herein by this reference.

                          (2) Subordinated Debt in the original principal amount of $300,000 advanced by San Patricio to Borrower to fund the balance of the purchase price of the assets to be acquired by Borrower from San Patricio Corporation (the "San Patricio Assets") not funded through Term Loan B, which indebtedness: (a) shall be subordinate to the Obligations pursuant to, and repayable in accordance with, the terms and conditions of an Intercreditor and Subordination Agreement between San Patricio and FINOVA, and acknowledged to by the Borrower, the terms and conditions of which shall be acceptable to FINOVA in its sole discretion, and (b) may be secured by Borrower's grant of a second security interest in the San Patricio Assets subordinate to the prior security interest of FINOVA in the San Patricio Asserts, pursuant to a security agreement between San Patricio and Borrower the terms and conditions of which shall be acceptable to FINOVA in its sole discretion."

        11. The Total Debt Service Coverage financial covenant set forth under the FINANCIAL COVENANTS Section of the Schedule is amended to read as follows:

                 "Total Debt Service Coverage.

                          Borrower shall maintain Total Debt Service Coverage of not less than 1.0 to 1.0."

        12. The Capital Expenditures covenant set forth under the NEGATIVE COVENANTS Section of the Schedule is amended to read as follows:

                 "Capital Expenditures.

                          Borrower shall not make or incur any Capital
                          Expenditure of any kind if, after giving effect thereto, the aggregate amount of all such Capital Expenditures by Borrower in any fiscal year (beginning with the March 31, 1997 fiscal year) would exceed Seven Hundred Twenty Thousand Dollars ($720,000). However, for the purposes of calculating the amount of such Capital Expenditures, the San Patricio Assets and the mud pump purchased by Borrower for $284,212.50 shall be excluded."





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        13.      The Compensation covenant set forth under the NEGATIVE
COVENANTS Section of the Schedule is amended to read as follows:

                 "Compensation.

                          Borrower shall not pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of $350,000, in the case of Borrower's 1998 fiscal year, or in excess of one hundred twenty percent (120%) of the total compensation paid by Borrower to such individuals during its immediately preceding fiscal year, in the case of each subsequent fiscal year of Borrower."

        14. The TERM Section of the Schedule is hereby amended to read as follows:

                 "The initial term of this Agreement shall be from May 8, 1996 through June 1, 1999 (the "Initial Term") and shall be automatically renewed for successive periods of one (1) year each (each, a "Renewal Term"), unless earlier terminated as provided in Section 16 or 17 above or elsewhere in this Agreement."

        15. The TERMINATION FEE Section of the Schedule is hereby amended to read as follows:

                 "The Termination Fee provided in Section 16.4 shall be an amount equal to the following percentage of the average daily outstanding balance of the Receivable Loans for the 180-day period (or lesser period if applicable) preceding the date of termination:

                          (i)     three percent (3.0%), if such early
                 termination occurs on or prior to June 1, 1998;

                          (ii) one percent (1.0%), if such early termination occurs after June 1, 1998."

        16. Effectiveness of this Amendment. FINOVA must have received the following items, in form and content acceptable to FINOVA, before this Amendment is effective and before FINOVA is required to extend any credit to Borrower as provided for by this Amendment. The date on which all of the following conditions have been satisfied is the "Effective Date".

                 (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to FINOVA and Borrower.





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                 (b)      Authorizations.  Evidence that the execution,
        delivery and performance by Borrower and each subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

                 (c) Representations and Warranties. The Representations and Warranties set forth in the Loan Agreement must be true and correct.

                 (d) Consent. FINOVA has received counterparts of the Consent appended hereto (the "Consent") executed by Mr. Wm. Stacy Locke.

                 (e) Intercreditor Agreement. FINOVA and San Patricio shall have entered into an Intercreditor and Subordination Agreement with respect to the Subordinated Debt owed by Borrower to San Patricio, and acknowledged by Borrower, the terms and conditions of which shall be acceptable to FINOVA in its sole discretion.

                 (f) Review of Subordinated Debt Documents. All agreements, instruments and documents pertaining to the Subordinated Debt owed by Borrower to San Patricio shall have been delivered by Borrower to FINOVA and FINOVA shall have reviewed and found acceptable, in its sole discretion, such agreements, instruments and documents.

                 (g) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to FINOVA.

                 (h) Payment of Modification Fee. FINOVA shall have received from Borrower a Modification Fee of $5,500 for the processing and approval of this Amendment.

        17. Representations and Warranties. The Borrower represents and warrants as follows:

                 (a) Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Borrower of this Amendment, and the performance by Borrower of each Loan Document (as amended or modified hereby) to which it is a party have been duly approved by all necessary corporate action of Borrower and no other corporate proceedings on the part of Borrower are necessary to consummate such transactions.

                 (b) Enforceability. This Amendment has been duly executed and delivered by the Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Borrower hereto or thereto, enforceable against Borrower in accordance with its terms, and is in full force and effect.





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                 (c)      Representations and Warranties.  The representations
        and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

                 (d) No Default. No event has occurred and is continuing that constitutes an Event of Default.

        18. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of Arizona governing contracts only to be performed in that State.

        19. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment or the Consent by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment or such Consent.

        20. Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

        21.      Reference to and Effect on the Loan Documents.

                 (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

                 (b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to FINOVA.

                 (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of FINOVA under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                 (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are





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        hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

        22. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

        23. Estoppel. To induce FINOVA to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against FINOVA with respect to the Obligations.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.


BORROWER:                               FINOVA:

SOUTH TEXAS DRILLING &                  FINOVA CAPITAL CORPORATION
EXPLORATION, INC.


BY /s/ WM. STACY LOCKE                  BY /s/ THOMAS GIBBONS
  -------------------------               -----------------------------

TITLE President & CEO                   TITLE Vice President
     ----------------------                  --------------------------




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                                    CONSENT

                           Dated as of June 18, 1997

     The undersigned hereby consents and agrees to the foregoing Amendment and hereby confirms and agrees that his Confirmation and Support Agreement dated as of May 8, 1996 in favor of FINOVA (the "Support Agreement") is, and shall continue to be in, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of said Amendment, each reference in the Support Agreement to the Loan Agreement, "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended or modified by the said Amendment.





                                                    /s/ WM. STACY LOCKE
                                               --------------------------------
                                                        WM. STACY LOCKE





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